ATTORNEYS AT LAW
1025 Thomas Jefferson Street, NW | Suite 400 West Washington, DC 20007-5208 202.965.8100 | fax 202.965.8104 www.carltonfields.com Atlanta Hartford Los Angeles Miami
Exhibit 10(a)	New York Orlando Tallahassee Tampa Washington, DC West Palm Beach

December 29, 2016

Great-West Life & Annuity Insurance Company of New York

489 Fifth Avenue, 28th Floor

New York, New York 10017

Re:	Variable Annuity-2 Series Account

Post-Effective Amendment No. 8 to Registration Statement on Form N-4

File Nos. 333-203265 and 811-05961

Ladies and Gentlemen:

We have acted as counsel to Great-West Life & Annuity Insurance Company of New York, a New York corporation, regarding the federal securities laws applicable to the issuance and sale of the contracts described in the above-referenced registration statement. We hereby consent to the reference to our name under the caption “Legal Matters” in the prospectus filed as part of the above-referenced registration statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Very truly yours,

/s/ Carlton Fields Jorden Burt, P.A.

Carlton Fields Jorden Burt, P.A.

Carlton Fields Jorden Burt, P.A.

Carlton Fields Jorden Burt, P.A. practices law in California through Carlton Fields Jorden Burt, LLP.